UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 29, 2008

Date of report (Date of earliest event reported)

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18710	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Suite 310, Bothell, WA 98021
(Address of principal executive offices)

(425) 402-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 25, 2008, the Company sent of notice of termination, effective February 29, 2008, to VWR International of the Exclusive Private Label Distribution Agreement, executed by the parties on May 5, 2005, such notice being given due to VWR’s failure to cure a breach of the agreement.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: February 29, 2008	By:	/s/ Mike Rice
Mike Rice
President and Chief Executive Officer (Principal Executive Officer)

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